WATTS INDUSTRIES, INC.

                               SEPTEMBER 16, 1997


Dear Stockholder:

    We cordially invite you to attend our 1997 Annual Meeting, which will be held on Tuesday, October 21, 1997 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810.

    The purposes of the Annual Meeting are: (i) to elect Directors as set forth in Proposal 1, and (ii) to ratify the selection of independent auditors for the current fiscal year as set forth in Proposal 2. The Board of Directors recommends that you vote in favor of these proposals and urges you to read the proxy statement which describes these proposals and presents other important information.

    Your support of our efforts is important to the other Directors and to me regardless of the number of shares you own. Accordingly, we urge you to complete, sign and return your proxy promptly in the envelope provided for your convenience.

    Following the completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on October 21st.

                                       Sincerely,





                                   /S/ TIMOTHY P. HORNE

                                       TIMOTHY P. HORNE
                                       Chairman of the Board
                                          and Chief Executive Officer

                             WATTS INDUSTRIES, INC.
                               815 Chestnut Street
                             North Andover, MA 01845

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on
                                October 21, 1997


To the Stockholders of
     Watts Industries, Inc.

    Notice is hereby given that the Annual Meeting of Stockholders of Watts Industries, Inc. will be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810, on Tuesday, October 21, 1997, at 10:00 a.m., for the following purposes:

   1. To elect to the Board of Directors of Watts Industries, Inc. seven Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

   2. To ratify the selection of KPMG Peat Marwick LLP as the independent auditors of the Company for the current fiscal year; and

   3. To consider and act upon any matters  incidental  to the  foregoing or any
      other   matters  which  may  properly  come  before  the  meeting  or  any adjournment(s) or postponement(s) thereof.

    Only stockholders of record at the close of business on September 2, 1997 will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.


                       By Order of the Board of Directors

                                            /S/ KENNETH J. McAVOY

                                                KENNETH J. McAVOY
                                                Secretary


North Andover, Massachusetts
September 16, 1997





                                    IMPORTANT
   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                             WATTS INDUSTRIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 21, 1997
                                 PROXY STATEMENT


                             INFORMATION CONCERNING
                             SOLICITATION AND VOTING

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Watts Industries, Inc. (the "Company") for use at the Company's 1997 Annual Meeting of Stockholders to be held on Tuesday, October 21, 1997 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810 and at any adjournment(s) or postponement(s) thereof. Shares represented by duly executed proxies will be voted for the election of the nominees named herein for Director, and for the ratification of the selection of KPMG Peat Marwick LLP as the independent auditors of the Company for the current fiscal year, unless authority is withheld or different instructions are given.

    Proxies may be revoked by a written revocation received by the Secretary of the Company at the address of the Company set forth below or in open meeting at any time prior to the voting thereof. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by the stockholder, the proxy will be voted as recommended by the Directors. Shares held for customers of brokers which are not voted on a proposal because of a lack of instructions from such brokers' customers are not considered entitled to vote on that proposal, but if represented by proxy will be treated as present at the meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote for a nominee has the same effect as a vote against such nominee.

    Stockholders of record at the close of business on September 2, 1997 are entitled to receive notice of and to vote at the meeting. Each share of Class A Common Stock of the Company outstanding on the record date is entitled to one vote, and each share of Class B Common Stock of the Company outstanding on the record date is entitled to ten votes. As of the close of business on September 2, 1997, there were outstanding and entitled to vote 15,876,460 shares of Class A Common Stock and 11,159,127 shares of Class B Common Stock.

    This proxy statement and the enclosed proxy are being mailed together by the Company on or about September 16, 1997 to stockholders of record as of September 2, 1997. The Company's Annual Report for the fiscal year ended June 30, 1997 is also being mailed to such stockholders of the Company with this proxy statement.

    The principal executive offices of the Company are located at 815 Chestnut Street, North Andover, Massachusetts 01845.

    The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may also use the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

    At the date hereof the management of the Company has no knowledge of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy will have discretionary authority to vote all such proxies as they shall decide. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, shall have and may exercise all of the powers and authority of the proxies.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

    The Board of Directors of the Company has fixed the number of Directors at seven and nominated the individuals named below for election as Directors, excluding Frederic B. Horne who has declined to stand for re-election. If elected, the nominees will serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Proxies will be voted for the nominees named below unless otherwise specified in the proxy. All of the nominees are presently members of the Board of Directors. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted either for the election of another person or persons to be designated by the Board of Directors or to fix the number of Directors at a lesser number and elect the nominees able to serve. Holders of voting rights sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

              INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

    Set forth below is the name and age of each director and nominee for director, each of whom is a current director of the Company, his or her principal occupation for the past five years, the year each became a director of the Company and the names of certain other companies in which he or she serves as a director. The information is as of September 5, 1997.

                                             PRESENT PRINCIPAL EMPLOYMENT AND                     DIRECTOR
    NAME                AGE                    PRIOR BUSINESS EXPERIENCE (1)                      SINCE (1)
    ----                ---                  --------------------------------                     ---------
Timothy P. Horne........59  Chairman of the Board since 1986 and Chief Executive Officer since    1962 (2)
                            1978; President from 1994 to April 1997. Mr. Horne joined the
                            Company in 1959.
David A. Bloss, Sr......47  President and Chief Operating Officer since April 1997 and            1994 (2)
                            Executive  Vice  President  from July  1993 to April  1997.
                            Prior to July 1993, Mr. Bloss was associated for five years with the Norton  Company,  a manufacturer  of abrasives and cutting tools,  serving as President of its  Superabrasives
                            Division from 1991 to 1993.
Frederic B. Horne.......47  Corporate Vice President since 1987; Vice President and General       1980
                            Manager from 1978 to 1987. Mr. Horne joined the Company in 1973.
Kenneth J. McAvoy.......57  Chief Financial Officer and Treasurer since 1986; Vice President      1994 (2)
                            of Finance from 1984 to 1994; Executive Vice President of European
                            Operations from 1994 to 1996; Secretary since 1985. Mr. McAvoy joined the Company in 1981.
Noah T. Herndon.........65  Partner of Brown Brothers Harriman & Co., private bankers, since      1981 (2)
                            1974. Mr. Herndon is a director of Fieldcrest Cannon, Inc. ,
                            National Auto Credit, Inc. and Zoll Medical Corporation.
Wendy E.  Lane..........46  Chairman  of  Lane  Holdings,   Inc.,  an investment banking firm,    1994 (2)
                            since 1992.  Prior to forming  Lane  Holdings,  Ms.  Lane  was  a
                            Principal  and Managing Director of Donaldson, Lufkin & Jenrette, an
                            investment   banking  firm,  serving  in  these  and  other
                            positions from 1980 to 1992.
Gordon W. Moran.........59  President and Chief Executive Officer of Hollingsworth & Vose         1990 (2)
                            Company, a paper manufacturer, since 1983. Mr. Moran is a director of Associated Industries of Massachusetts, the American Paper
                            Institute and the South Norfolk County Association for Retarded
                            Citizens, Inc.
Daniel J. Murphy, III..55  Chairman of Northmark Bank, a commercial bank, since August            1986 (2)
                           1987.  Prior to forming  Northmark Bank in 1987, Mr. Murphy was a Managing Director of Knightsbridge Partners,  Inc., a
                           venture  capital  firm,  from  January  to August  1987 and
                           President and a director of Arltru  Bancorporation,  a bank holding company, and its wholly owned subsidiary, Arlington
                           Trust Company,  from 1980 to 1986. Mr. Murphy is a director of Bay State Gas Company.

(1) All positions with the Company indicated for periods prior to January 1, 1986 were held with Watts Regulator Co. The Company became the parent company of Watts Regulator Co. and its various subsidiaries pursuant to a reorganization effective as of January 1, 1986. Timothy P. Horne and Frederic B. Horne are brothers.
(2) Nominee for director.

                            FEES TO CERTAIN DIRECTORS

    Each non-employee Director receives a fee of $15,000 per year and $500 per Board of Directors or committee meeting attended and also receives reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. In addition, each non-employee Director is eligible to receive grants of stock options under the Company's 1991 Non-Employee Directors' Nonqualified Stock Option Plan. Directors of the Company who are employees of the Company receive no compensation for their services as Directors.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Company's Board of Directors held six meetings during the fiscal year ended June 30, 1997. Each of the Directors of the Company attended at least three-quarters of the meetings of the Board and of the committees on which such Director served. The Company's Board of Directors has a standing Audit Committee and a standing Stock Option and Compensation Committee. The Audit Committee held two meetings, and the Stock Option and Compensation Committee held one meeting, during the fiscal year ended June 30, 1997. The Audit Committee reviews audit performance, recommends appropriate action on the basis of audit results and receives and reviews the auditors' "management letters" and management's responses thereto. The Stock Option and Compensation Committee is responsible for administering the Company's 1996 Stock Option Plan, its 1989 Nonqualified Stock Option Plan, its 1986 Incentive Stock Option Plan (such plan has expired, but there remain outstanding previously granted options) and its Management Stock Purchase Plan pursuant to authority delegated to it by the Board of Directors and for approving the compensation arrangements of the principal executive officers of the Company. During the fiscal year ended June 30, 1997, Messrs. Herndon and Moran and Ms. Lane comprised the Audit Committee and Messrs. Murphy and Herndon and Ms. Lane comprised the Stock Option and Compensation Committee.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth as of August 26, 1997 (except as otherwise indicated) certain information concerning shares of Class A Common Stock and Class B Common Stock held by (i) all beneficial owners of 5% or more of either class of the Company's common stock, (ii) each Director or person nominated for election as a Director of the Company and (iii) the Chief Executive Officer, the four other most highly compensated executive officers listed in the Summary Compensation Table and, as a group, all executive officers, Directors and persons nominated for election as Directors of the Company.

                                                 NUMBER OF
                                                  SHARES
                                               BENEFICIALLY          TOTAL PERCENT(1)
NAME OF BENEFICIAL OWNER(2)                      OWNED(3)           EQUITY      VOTING
Timothy P. Horne(4)..........................9,317,516(5)(6)(7)     34.3%       71.4%
Frederic B. Horne............................3,324,163(7)(8)        12.3        24.7
George B. Horne(4)(9)........................2,124,600(6)(9)(10      7.9        16.7
Daniel W. Horne(4)(11).......................1,335,840(6)(10)(11)    4.9        10.5
Deborah Horne(4)(12).........................1,335,840(6)(10)(12)    4.9        10.5
Peter W. Horne(4)(13)........................1,335,840(7)(13)        4.9         9.8
Noah T. Herndon.................................15,000(14)(15)         *           *
Wendy E. Lane...................................12,000(14)(16)         *           *
Daniel J. Murphy, III...........................15,900(14)(15)         *           *
Gordon W. Moran.................................13,000(14)(15)         *           *
David A. Bloss, Sr..............................69,000(14)(17)         *           *
Kenneth J. McAvoy...............................49,000(14)(18)         *           *
William C. McCartney............................38,200(14)(19)         *           *

All executive officers and Directors
  as a group (12 persons)...................11,682,890(20)(21)      42.5        86.5
-------------
* Less than 1%.

 (1)The percentages have been determined as of August 26, 1997 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At that date, a total of 27,035,587 shares were outstanding, of which 11,159,127 were shares of Class B Common Stock entitled to ten votes per share and 15,876,460 were shares of Class A Common Stock entitled to one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(2) The address of each stockholder in the table is c/o Watts Industries, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845.

(3) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(4) Timothy P. Horne, George B. Horne, Daniel W. Horne,  Deborah Horne and Peter
    W. Horne, together with Tara Horne and Judith Rae Horne (as trustee and custodian for her minor daughter), may be deemed a "group" as that term is used in Section 13(d)(3) of the Exchange Act.

    Shares of Class B Common Stock of the Company beneficially owned by each member of the Horne family named in the above table and any voting trust certificates in respect thereof are subject to a right of first refusal in favor of the other Horne family members named in the table (other than George B. Horne) and other Horne family members and trusts for their benefit not named in the table. The Company has granted registration rights with respect to the shares of Class B Common Stock beneficially owned by such Horne family members.

(5) Includes (i) 2,751,220 shares of Class B Common Stock and 67,742 shares of Class A Common Stock, beneficially owned by Timothy P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 1,335,840 shares held for the benefit of Daniel W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iii) 1,335,840 shares held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (iv) 1,235,840 shares held for the benefit of Peter W. Horne, Mr. Horne's brother, under a revocable trust for which Frederic B. Horne serves as sole trustee, (v) 2,124,600 shares held for the benefit of George
    B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, (vi) 50,000 shares owned by Tara V. Horne, Mr. Horne's daughter, (vii) 207,740 shares held by Judith Rae Horne, Mr. Horne's wife, as trustee or custodian for Mr. Horne's minor daughter, (viii) 30,200 shares held for the benefit of Tara V. Horne, under an irrevocable trust for which Mr. Horne serves as co-trustee, (ix) 22,600 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as co-trustee and (x) 155,894 shares issuable upon the exercise of stock options exercisable currently or within 60 days of August 26, 1997. The shares noted in clause (iv) are held in a voting trust for which Mr. Horne serves as co-trustee. See footnote 7. A total of 2,751,220 of the shares of Class B Common Stock noted in clause (i), the shares noted in clauses (ii) and (iii), 2,104,600 of the shares noted in clause (v), and the shares noted in clauses (vi) through (ix) of this footnote (7,838,040 shares in the aggregate) are held in a voting trust for which Mr. Horne serves as trustee. See footnote 6. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 67,742 of the shares noted in clause (i) and all of the shares noted in clause (x) of this footnote.

(6) All shares of Class B Common Stock held by Timothy P. Horne, individually, all shares of Class B Common Stock held by trusts for the benefit of Daniel
    W. Horne, Deborah Horne, Tara V. Horne and Timothy P. Horne's minor daughter, 2,104,600 shares held by a trust for the benefit of George B. Horne, and 50,000 shares of Class B Common Stock held by Tara V. Horne (7,838,040 shares in the aggregate) are subject to the terms of The George
    B. Horne Voting Trust Agreement-1997 (the "1997 Voting Trust"). Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee's right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the "Determination Power"). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Noah T. Herndon, a director of the Company, John R. LeClaire, whose professional corporation is a partner in the law firm of Goodwin, Procter & Hoar LLP, and Walter J. Flowers, a partner in the law firm of Flowers and Lichtman (each, a "Successor Trustee" and collectively, the "Successor Trustees"), shall thereupon become co-trustees of the 1997 Voting Trust. At any time, Timothy P. Horne, if then living and not subject to incapacity, may designate up to two additional persons, one to be designated as the primary designee (the "Primary Designee") and the other as the secondary designee ("Secondary Designee"), to serve in the stead of any Successor Trustee who shall be unable or unwilling to serve as a trustee of the 1997 Voting Trust. Such designations are revocable by Timothy P. Horne at any time prior to the time at which such designees become a trustee. If any of the Successor Trustees is unable or unwilling or shall otherwise fail to serve as a trustee of the 1997 Voting Trust, or after becoming a co-trustee shall cease to serve as such for any reason, then a third person shall become a co-trustee with the remaining two trustees, in accordance with the following line of succession: first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, an individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees shall not concur on matters not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determ- inative. No trustee or Successor Trustee shall possess the Determination Power unless it is specifically conferred upon such trustee pursuant to the provisions of the 1997 Voting Trust.

   The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by stockholders (including the trustee of any trust stockholder, whether or nor such trust is then in existence) who deposited shares of Class B Common Stock in the 1997 Voting Trust and are then living or, in the case of shares in the 1997 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. In certain cases (i.e., changes to the extension, termination and amendment provisions), each individual depositor must also approve amendments. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the trustees. Voting trust certificates are subject to any restrictions on transfer applicable to the stock which they represent.

    Timothy P. Horne holds 35.1% of the total beneficial interest in the 1997 Voting Trust (the "Beneficial Interest") individually, 17.04% of the
    Beneficial Interest as trustee of a revocable trust, 17.04% of the Beneficial Interest as trustee of a trust revocable with the consent of the trustee, 26.9% of the Beneficial Interest as co-trustee of a revocable trust and 0.7% of the Beneficial Interest as co-trustee of two irrevocable trusts (representing an aggregate of 96.78% of the Beneficial Interest). George B. Horne holds 27.53% of the Beneficial Interest as co-trustee of a revocable trust and two irrevocable trusts. Tara V. Horne, individually and as beneficiary of an irrevocable trust holds 1% of the Beneficial Interest, and Judith Rae Horne, as trustee or custodian for Timothy P. Horne's minor daughter, holds 2.65% of the Beneficial Interest.

(7) Includes 1,235,840 shares of Class B Common Stock beneficially owned by Frederic B. Horne, as trustee of a revocable trust for the benefit of Peter
    W. Horne, which are subject to the terms of the Horne Family Voting Trust Agreement-1991 (the "1991 Voting Trust"). Under the terms of the 1991 Voting Trust, the two trustees (currently Timothy P. Horne and Frederic B. Horne) have sole power to vote all shares subject to the 1991 Voting Trust. However, as long as Timothy P. Horne and Frederic B. Horne are serving as trustees of the 1991 Voting Trust, Timothy P. Horne generally has the right to vote all shares subject to such trust in the event that the trustees do not concur with respect to any proposed action, including any exercise of the trustee's right to authorize the withdrawal of shares from the 1991 Voting Trust (for purposes of this footnote, the "Determination Power"). The sole exception to the Determination Power is that the concurrence of Timothy
    P.  Horne and  Frederic  B.  Horne is  required


   for the voting of shares in connection with any vote involving the election or removal of directors of the Company. Under the terms of the 1991 Voting Trust, Timothy P. Horne, the Chairman of the Board of Directors and Chief Executive Officer of the Company, Frederic B. Horne, a Corporate Vice President and a director of the Company, and George B. Horne, the father of Timothy P. Horne and Frederic B. Horne, may designate up to two successor trustees to succeed Timothy P. Horne and Frederic B. Horne, one to be designated as the primary designee and the other as the secondary designee. If either Timothy P. Horne or Frederic B. Horne ceases for any reason to serve as a trustee, first the primary designee and then the secondary designee (if any) would become a co-trustee with the remaining Horne brother. Under such circumstances the remaining Horne brother would generally have the Determination Power except that (i) the concurrence of the remaining Horne brother and the co-trustee would be required in connection with any vote involving the election or removal of directors of the Company, (ii) the designated successor would vote those shares owned by the departed Horne brother and (iii) the designated successor would have sole authority with respect to withdrawals of shares beneficially owned by the departed Horne brother. If both Timothy P. Horne and Frederic B. Horne cease to serve as trustees, first the primary designee and then the secondary designee would remain as the sole trustees for the term of the 1991 Voting Trust. If designated successors become trustees but do not survive whichever of Timothy
   P. Horne or Frederic B. Horne is still serving as trustee, that trustee would remain as the sole trustee absent an amendment to the 1991 Voting Trust. If each of Timothy P. Horne and Frederic B. Horne and the two designated successors cease to serve as trustees for any reason, the holders of a majority of the voting trust certificates then outstanding have the right to designate successor trustees as necessary under the terms of the 1991 Voting Trust. Pursuant to the power of designation described above, Timothy P. Horne, Frederic B. Horne and George B. Horne have designated Noah T. Herndon, a director of the Company, as the primary designee and John R. LeClaire, whose professional corporation is a partner in the law firm of Goodwin, Procter & Hoar LLP, as the secondary designee, should either Timothy P. Horne or Frederic B. Horne cease to serve as a trustee under the 1991 Voting Trust. Timothy P. Horne, Frederic B. Horne and George B. Horne can collectively agree to revoke the designation of any successor before he begins to serve or to appoint a new designated successor. If one or more of such Horne family members are unable to take such action, this power rests in the survivor or survivors of them.

    The 1991 Voting Trust expires on October 31, 2001, subject to extension on or after October 31, 1999 by stockholders (including the trustee of any trust stockholder, whether or nor such trust is then in existence) who deposited shares of Class B Common Stock in the 1991 Voting Trust, are then living and continue to hold voting trust certificates under the 1991 Voting Trust or, in the case of shares in the 1991 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1991 Voting Trust may be amended or terminated by vote of the holders of a majority of the voting trust certificates then outstanding and, while one or more of Timothy P. Horne, Frederic B. Horne and their successor designated as described in the preceding paragraph is serving as trustee, the trustees. Shares may not be removed from the trust during its term without the consent of the trustees.

    Frederic B. Horne, as sole trustee of a revocable trust for the benefit of Peter W. Horne beneficially owns 100% of the total beneficial interest in the 1991 Voting Trust.

(8) Includes (i) 1,865,323 shares of Class B Common Stock and 154,000 shares of Class A Common Stock, beneficially owned by Frederic B. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 1,235,840 shares beneficially owned by a revocable trust for the benefit of Peter W. Horne for which Mr. Horne serves as sole trustee, (iii) 22,600 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as co-trustee, (iv) 11,000 shares beneficially owned by Mr. Horne's minor daughter for which Mr. Horne is custodian and (v) 35,400 shares issuable upon the exercise of stock options exercisable currently or within 60 days of August 26, 1997. The shares noted in clause (ii) above are held in the 1991 Voting Trust. See footnote 7. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 154,000 of the shares noted in clause (i) and all of the shares noted in clause (v) of this footnote.

(9) Consists of 2,124,600 shares held in a revocable trust for which Timothy P. Horne and George B. Horne serve as co-trustees. A total of 2,104,600 of such shares are subject to the 1997 Voting Trust. See footnote 6 .


(10) All shares are Class B Common Stock.

(11)Shares are held in a revocable trust for which Timothy P. Horne serves as sole trustee, and are subject to the 1997 Voting Trust. See footnote 6.

(12)Shares are held in a trust for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, and are subject to the 1997 Voting Trust. See footnote 6.

(13)All shares are Class B Common Stock except for 100,000 shares of Class A Common Stock. The shares of Class B Common Stock are held in a revocable trust for which Frederic B. Horne serves as sole trustee, and are subject to the 1991 Voting Trust. See footnote 7.

(14)All shares are shares of Class A Common Stock or options to purchase Class A Common Stock which are exercisable currently or within 60 days of August 26, 1997.

(15)Includes 12,000 shares of Class A Common Stock issuable upon the exercise of stock options under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan.

(16)Includes  (i)  6,000  shares  of  Class A  Common  Stock  issuable  upon the exercise of stock options under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan, (ii) 2,000 shares of Class A Common Stock held by Ms. Lane as trustee or custodian for her minor children and (iii) 4,000 shares of Class A Common Stock.

(17)Includes (i) 60,000 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of August 26, 1997, (ii) 1,000 shares of Class A Common Stock held by Mr. Bloss' spouse and (iii) 8,000 shares of Class A Common Stock.

(18)Represents 49,000 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of August 26, 1997.

(19)Represents 38,200 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of August 26, 1997.

(20)Includes (i) 10,997,153 shares of Class B Common Stock, (ii) 245,743 shares of Class A Common Stock, and (iii) 439,994 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of August 26, 1997.

(21)Shares of Class B Common Stock of the Company held by members of management other than Horne family members are subject to a right of first refusal in favor of the Company.

COMPENSATION ARRANGEMENTS

SUMMARY COMPENSATION TABLE

The following table contains information with respect to the compensation for the past three fiscal years of the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") serving in such capacity at June 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                       LONG-TERM COMPENSATION
                           ANNUAL COMPENSATION                   AWARDS
                                                      RESTRICTED STOCK
NAME AND                  FISCAL   SALARY     BONUS         UNITS      OPTIONS
PRINCIPAL POSITION         YEAR     ($)       ($)(1)      ($)(2)(3)     (#)(4)
------------------        ------   ------     ------      ---------    -------
Timothy P. Horne
Chairman of the Board      1997   656,666         0      281,586(6)   45,000(10)
  and Chief                1996   640,000         0(5)    42,669(6)   40,000(10)
  Executive Officer........1995   619,166    83,948          --       40,000(10)

David A. Bloss, Sr.
President                  1997   276,667   134,400      179,198(7)   45,000(10)
  and Chief                1996   256,670         0      106,781(7)   35,000(10)
  Operating Officer........1995   236,668   132,000          --       35,000(10)

Kenneth J. McAvoy
Chief Financial Officer,   1997   188,333    79,040      105,382(8)   35,000(10)
  Treasurer and            1996   178,334         0       63,355(8)   30,000(10)
  Secretary................1995   168,338    93,500          --       30,000(10)

Frederic B. Horne          1997   129,167    91,520          --       12,500(10)
Corporate Vice             1996   124,170    30,250          --       10,500(10)
  President ...............1995   119,168    60,000          --       10,500(11)

William C. McCartney
Vice President             1997   128,333    41,600       55,444(9)   12,500(12)
  of Finance               1996   118,334    13,200       17,603(9)   10,500(11)
  and Controller...........1995   108,338    49,500          --       10,500(11)
------------

(1) Amounts awarded under the Executive Incentive Bonus Plan for the 1995 fiscal year and under the Executive Incentive Bonus Plan, as amended, for the 1997 and 1996 fiscal years.

(2) Represents the dollar value (net of any consideration paid by the named executive officer) of Restricted Stock Units (RSUs) received under the Management Stock Purchase Plan (the "Management Plan") determined by multiplying the number of RSUs received by the closing market prices of the Company's Class A Common Stock of $25.375 and $16.375 on the RSU grant dates of August 4, 1997 and August 5, 1996, respectively.

(3) Each of the named executive officers made an election under the Management Plan in December 1995 and December 1996 to receive RSUs (i) in lieu of a specified percentage or dollar amount of his actual annual incentive bonus or (ii) for a specified dollar amount, up to 100% of his targeted maximum bonus, for fiscal years ended June 30, 1996 and June 30, 1997, respectively. With respect to fiscal years 1997 and 1996, RSUs were awarded as of August 4, 1997 and August 5, 1996, respectively, (the dates actual annual incentive bonuses were determined) by dividing the named executive officer's election amount by the RSU Cost. The RSU Cost was $19.03125 and $12.28 per RSU for fiscal years 1997 and 1996, respectively, which was 75% of $25.375 and $16.375, the closing market prices of the Company's Class A Common Stock on August 4, 1997 and August 5, 1996, respectively ("1997 RSU Cost" and "1996 RSU Cost"). Each RSU is 100% vested three years after the date of grant, and at the end of a deferral period, if one had been specified by the named executive officer under the Management Plan, the Company will issue one share of Class A Common Stock for each vested RSU. Cash dividends, equivalent to those paid on the Company's Common Stock, will be credited to the named executive officer's account for each nonvested RSU and will be paid in cash to such person when such RSUs become vested. Such dividends will also be paid in cash to individuals for each vested RSU held during any deferral period.

(4) Awarded under the 1986 Incentive Stock Option Plan (the "1986 Plan"), the 1989 Nonqualified Stock Option Plan (the "1989 Plan"), or the 1996 Stock Option Plan (the "1996 Plan").

(5) Mr. Horne elected not to receive his annual incentive bonus for fiscal 1996.

(6) For fiscal year 1997, Mr. T. Horne received 11,097 RSUs in lieu of receiving all of his annual incentive bonus which was $211,200. This number of RSUs was determined by dividing $211,200 by the 1997 RSU Cost. For fiscal year 1996, Mr. Horne's election under the Management Plan was to receive RSUs equal to $128,000, which was his targeted maximum bonus. Since Mr. T. Horne elected to forego his annual incentive bonus, he was required under the Management Plan to purchase RSUs for $128,000 from personal funds. Mr. T. Horne purchased 10,423 RSUs which was determined by dividing $128,000 by the 1996 RSU Cost. Mr. T. Horne held 10,423 RSUs at June 30, 1997 with a net value of $122,152 as determined in accordance with Note (2) above, except based on a closing market price of the Company's Class A Common Stock of $24 on June 30, 1997.

(7) For fiscal year 1997, Mr. Bloss received 7,062 RSUs in lieu of receiving 50% of his total annual incentive bonus of $268,800, or $134,400. This number of RSUs was determined by dividing $134,400 by the 1997 RSU Cost. For fiscal year 1996, Mr. Bloss received 6,521 RSUs in lieu of receiving all of his annual incentive bonus which was $80,080. The number of RSUs was determined by dividing $80,080 by the 1996 RSU Cost. Mr. Bloss held 6,521 RSUs at June 30, 1997 with a value of $156,504 as determined in accordance with Note (2) above, except based on a closing market price of the Company's Class A Common Stock of $24 on June 30, 1997.

(8) For fiscal year 1997, Mr. McAvoy received 4,153 RSUs in lieu of receiving 50% of his total annual incentive bonus of $158,080, or $79,040. This number of RSUs was determined by dividing $79,040 by the 1997 RSU Cost. For fiscal year 1996, Mr. McAvoy received 3,869 RSUs in lieu of receiving all of his annual incentive bonus which was $47,520. The number of RSUs was determined by dividing $47,520 by the 1996 RSU Cost. Mr. McAvoy held 3,869 RSUs at June 30, 1997 with a value of $92,856 as determined in accordance with Note (2) above, except based on a closing market price of the Company's Class A Common Stock of $24 on June 30, 1997.

(9) For fiscal year 1997, Mr. McCartney received 2,185 RSUs in lieu of receiving 50% of his total annual incentive bonus of $83,200, or $41,600. This number of RSUs was determined by dividing $41,600 by the 1997 RSU Cost. For fiscal year 1996, Mr. McCartney received 1,075 RSUs in lieu of receiving 50% of his total annual incentive bonus of $26,400, or $13,200. The number of RSUs was determined by dividing $13,200 by the 1996 RSU Cost. Mr. McCartney held 1,075 RSUs at June 30, 1997 with a value of $25,800 as determined in accordance with Note (2) above, except based on a closing market price of the Company's Class A Common Stock of $24 on June 30, 1997.

(10) Amount awarded under the 1989 Plan.

(11) Amount awarded under the 1986 Plan.

(12) Amount awarded under the 1996 Plan.

STOCK OPTION GRANTS

    The following table shows information concerning options to purchase the Company's Class A Common Stock granted in fiscal 1997 to the named executive officers.

                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES OF
                                                                                     STOCK PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                     FOR OPTION TERM(3)
                                % OF TOTAL
                                  OPTIONS
                                 GRANTED TO  EXERCISE    MARKET PRICE
                       OPTIONS   EMPLOYEES   OR BASE      ON DATE OF
                       GRANTED   IN FISCAL   PRICE           GRANT      EXPIRATION
NAME                  (#)(1)(2)    YEAR      ($/Sh)          ($/Sh)         DATE        5%($)      10%($)
Timothy P. Horne......45,000(4)   12.16     16.375(6)        16.375       8-5-2006    463,410    1,174,365
David A. Bloss, Sr....45,000(4)   12.16     16.375(6)        16.375       8-5-2006    463,410    1,174,365
Kenneth J. McAvoy.....35,000(4)    9.46     16.375(6)        16.375       8-5-2006    360,430      913,395
Frederic B. Horne.....12,500(4)    3.38     16.375(6)        16.375       8-5-2006    128,725      326,212
William C. McCartney..12,500(5)    3.38     16.375(7)        16.375       8-5-2006    128,725      326,212


(1) All options were granted as of August 5, 1996.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant. Under the terms of the 1996 Stock Option Plan, the incentive stock options granted to optionees who hold more than 10% of the combined voting power of all classes of stock of the Company have a maximum duration of five years from the date of grant.

(3) Based upon the market price on the date of grant and an annual appreciation at the rate stated on such market price through the expiration date of such options. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(4) Awarded under the 1989 Plan.

(5) Awarded under the 1996 Plan.

(6) Under the terms of the 1989 Plan, the exercise price of options cannot be less than 50% of fair market value.

(7) Under the terms of the 1996 Plan, the exercise price of incentive stock options cannot be less than 110% of fair market value for optionees who hold more than 10% of the combined voting power of all classes of stock of the Company and 100% of fair market value for all other optionees.

AGGREGATED OPTION EXERCISES AND OPTION VALUES

    The following table shows information concerning the exercise of stock options during fiscal year 1997 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                                            VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS
                                                         OPTIONS AT FISCAL YEAR END(#)(2)  AT FISCAL YEAR END($)(3)
                          SHARES ACQUIRED      VALUE
NAME                       ON EXERCISE(#)  REALIZED($)(1)  EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                       --------------  --------------  -----------   -------------  -----------   -------------
Timothy P. Horne                  --              --         114,894         125,000       735,827         538,805
David A. Bloss, Sr                --              --          33,000         102,000       107,175         432,075
Kenneth J. McAvoy             42,000         379,080          18,000          95,000         6,750         413,635
Frederic B. Horne              4,822          53,042          22,300          36,800        14,752         127,442
William C. McCartney          15,200         119,600          25,900          36,000        35,362         145,037
-------

(1) Represents the difference between the market price on the date of exercise and the exercise price of the options before income taxes.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and shall generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant.

(3) Represents the difference between the market price on the last day of the fiscal year and the exercise price of the options before income taxes.

    1991 Non-Employee Directors' Nonqualified Stock Option Plan. Stock options granted under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan (the "Directors' Plan") are granted automatically and without any further action on the part of the Board of Directors as of November 1 in each year commencing in 1991 (with respect to each year, the "Grant Date"). The Directors' Plan provides that options to purchase 2,000 shares of Class A Common Stock (or such lesser amount as shall enable each non-employee Director then in office to receive an equal grant in the event that there are not sufficient shares of Class A Common Stock for each such non-employee Director to receive a grant of 2,000 shares) shall be granted to each non-employee Director duly elected and serving as such on each Grant Date. The Directors' Plan was amended on August 6, 1996 to change the purchase price of shares which may be purchased under the Directors' Plan from $22.75 to $16.375, effective for option grants made on or after November 1, 1996.

    Options granted under the Directors' Plan are exercisable when granted, but no option is exercisable after the earlier of (a) the date ten years after the Grant Date or (b) the date on which the Director to whom such options were granted ceases for any reason to serve as a Director of the Company; provided, however, that in the event of termination as a result of disability or death, the Director or his/her personal representative may exercise any outstanding options not theretofore exercised during the 90-day period following such disability or death.

    The Directors' Plan is administered by the Board of Directors or an authorized committee thereof in accordance with Rule 16b-3 under the Exchange Act. The Board of Directors or an authorized committee thereof determines the form of options granted under the Directors' Plan and makes other determinations and interpretations concerning the Directors' Plan and options granted thereunder.

    During fiscal 1997, Messrs. Herndon, Moran and Murphy, and Ms. Lane, being all the non-employee Directors of the Company on the Grant Date, were each granted options to purchase 2,000 shares of Class A Common Stock under the Directors' Plan.

PENSION PLAN

    The Company maintains a qualified noncontributory defined benefit pension plan (the "Pension Plan") for eligible salaried employees of the Company and its subsidiaries, including the named executive officers specified in the "Summary Compensation Table" above and it maintains a nonqualified noncontributory defined benefit supplemental plan (the "Supplemental Plan") generally for certain highly compensated employees. The eligibility requirements of the Pension Plan are attainment of age 21 and one year of service of 1,000 or more hours. The assets of the Pension Plan are maintained in a trust fund at State Street Bank and Trust Company. The Pension Plan is administered by the Pension Plan Committee, which is appointed by the Board of Directors of the Company. Annual contributions to the Pension Plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

    The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation (as defined in the Pension Plan) multiplied by years of service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan). For the 1997 Pension Plan year, Annual Compensation in excess of $160,000 per year is disregarded under the Pension Plan ($150,000 for years prior to 1997) for all purposes. However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $150,000. Compensation recognized under the Pension Plan includes base salary and annual bonus.

    The Supplemental Plan provides additional monthly benefits to individuals who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986 or who will be affected by IRS limits on Pension Plan Compensation.

    The annual normal retirement benefit payable from the Supplemental Plan is equal to the difference between (1) the pre-Tax Reform Act formula of 45% of Final Average Compensation less 50% of the participant's Social Security Benefit, the result prorated for years of service less than 25, and (2) the Pension Plan formula above with Annual Compensation in excess of $186,667 disregarded ($175,000 for years prior to 1997). For eligible employees who were not plan participants of the Pension Plan as of January 1, 1989, the benefit under the Supplemental Plan is based on the Pension Plan formula set forth above, with Annual Compensation in excess of $261,560 disregarded. For the 1997 Plan Year, Annual Compensation in excess of $326,950 is disregarded for all purposes under the Supplemental Plan. Compensation recognized under the Supplemental Plan is W-2 pay, including amounts deferred under the Management Stock Purchase Plan and pursuant to Sections 401 and 125 of the Internal Revenue Code, but excluding income realized upon the exercise of stock options.

    The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 65 during 1997) for various levels of Final Average Compensation and years of benefit service, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

                                 ESTIMATED TOTAL ANNUAL RETIREMENT BENEFIT
                                    (PENSION PLAN PLUS SUPPLEMENTAL PLAN)
FINAL AVERAGE COMPENSATION FOR          BASED ON YEARS OF SERVICE(1)
FIVE HIGHEST CONSECUTIVE YEARS                                   25 YEARS
     IN LAST 10 YEARS:           10 YEARS  15 YEARS    20 YEARS   OR MORE
------------------------------   --------  --------    --------  --------
$100,000..........................$18,000   $27,000     $36,000   $45,000
150,000............................27,000    40,500      54,000    67,500
200,000............................31,769    47,654      63,539    79,423
250,000............................40,769    61,154      81,539   101,923
300,000............................49,769    74,654      99,539   124,423
350,000............................51,628    77,442     103,256   129,070
------------
(l) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

    Messrs. Timothy P. Horne, Bloss, McAvoy, Frederic B. Horne and McCartney have 38, 4, 16, 24 and 12 years, respectively, of benefit service under the Pension Plan. Eligible employees are currently limited to a maximum annual benefit under the Pension Plan of $120,000 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or Final Average Compensation. Accordingly, under current salary levels and law, Mr. Timothy P. Horne's annual benefit would be limited to such amount.

EMPLOYMENT, TERMINATION, SUPPLEMENTAL AND DEFERRED COMPENSATION AGREEMENTS

    On September 1, 1996 the Company and Timothy P. Horne entered into a new Employment Agreement (the "1996 Employment Agreement") that terminated and superseded the Employment Agreement dated May 1, 1993 and any other prior employment agreements between the Company and Mr. Horne. The 1996 Employment
Agreement provides for annual base salary of at least $660,000 plus other benefits and bonuses generally available to senior executives of the Company.
The 1996 Employment Agreement provides for the employment of Mr. Horne as Chairman of the Board and Chief Executive Officer of the Company for a period of three years until August 31, 1999 and thereafter for consecutive one year period automatic renewals unless otherwise terminated. The 1996 Employment Agreement is terminable by Mr. Horne on thirty days notice. Under the 1996 Employment
Agreement, if Mr. Horne shall, without his consent, cease to be, or cease to have the responsibilities and duties of, Chairman of the Board of Directors of the Company and Chief Executive Officer other than for a willful illegal act relating to the performance of his duties, or if he shall be assigned duties inconsistent with those previously performed by him, he shall be entitled to terminate his employment upon notice and, if so terminated, he shall be entitled to receive a severance payment equal to the greater of (i) the compensation which would have been payable under the 1996 Employment Agreement at the base salary in effect on the termination date through the third anniversary thereof or (ii) two years' compensation at that rate.

    On September 1, 1996 the Company and Timothy P. Horne entered into a new Supplemental Compensation Agreement (the "1996 Supplemental Compensation
Agreement") that terminated and superseded the Supplemental Compensation Agreement dated May 1, 1993. Under the 1996 Supplemental Compensation Agreement, Timothy P. Horne is entitled to receive annual payments during his lifetime following his retirement or other termination of employment with the Company equal to the greater of (a) one half of the average of his base salary for the three years immediately preceding such retirement or termination or (b) $400,000. During this period Mr. Horne will be available as a consultant to the Company for 300 to 500 hours per year.

    Timothy P. Horne is also entitled under a Deferred Compensation Agreement to retirement benefits aggregating $233,333 payable over a period of 28 consecutive months commencing upon the earliest of his retirement, attainment of the age of 65 or other termination of employment. The Deferred Compensation Agreement represents compensation which Mr. Horne deferred prior to the Company's past three fiscal years. The Company has fully expensed its obligations under this Deferred Compensation Agreement.

STOCK OPTION AND COMPENSATION COMMITTEE REPORT

   The Stock Option and Compensation Committee is currently composed of Messrs. Murphy and Herndon and Ms. Lane. Mr. Murphy is the Chairman of the Committee. The three members of the Stock Option and Compensation Committee are non-employee directors and are ineligible to participate in any of the compensation plans which are administered by the Committee.

   In  accordance  with  the  rules  adopted  by  the  Securities  and  Exchange
Commission, the Stock Option and Compensation Committee will report on the compensation and benefits provided in fiscal 1997 to Timothy P. Horne, David A. Bloss, Sr., Kenneth J. McAvoy, Frederic B. Horne, and William C. McCartney.

Compensation Philosophy

    The Company's executive compensation program is designed to promote corporate performance by aligning the interests of the Company's executives with those of the stockholders thereby enhancing stockholder returns. The Committee believes that executives should have a greater portion of their compensation tied directly and primarily to performance of the business and secondarily to individual objectives established by management. To this end, overall compensation strategies and specific compensation plans have been developed to tie a significant portion of executive compensation to the success in meeting specified performance goals. The amended Executive Incentive Bonus Plan and the Management Stock Purchase Plan instituted in fiscal 1996 are intended to strengthen the executive compensation/corporate performance relationship. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests and to provide compensation packages that recognize individual contributions as well as promote achievement of overall business goals.

    The key elements of the Company's executive compensation program consist of three components, each of which is intended to serve the overall compensation philosophy: base salary, an annual bonus or Restricted Stock Units under the Management Stock Purchase Plan in lieu of annual bonus, and stock options granted under either the 1996 Stock Option Plan (the "1996 Plan") or the 1989 Nonqualified Stock Option Plan (the "1989 Plan"). These programs, as well as the basis for Mr. Timothy P. Horne's compensation in fiscal 1997, are discussed below.

Base Salary

    Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, coupled with a review of the compensation for comparable positions at other companies.

    Executives' base salaries are reviewed on an annual basis following the close of the fiscal year and completion of the audit of the Company's financial results by the independent auditors. Adjustments are determined by evaluating the performance of the Company and each executive officer. The performance of executive officers with functional or administrative responsibilities is considered by reviewing the quality and efficiency of administrative and functional processes. In the case of executive officers with responsibility for one or more business units within the Company, the business results of those units are also considered. The Committee also considers, where appropriate, certain nonfinancial performance measures, such as increase in market share, market expansion, corporate development and acquisitions, achievement of manufacturing efficiencies, improvements in product quality and/or relations with customers, suppliers or employees. Adjustments in base salary are also made when and as appropriate to reflect changes in job responsibilities.

    The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the same-industry peer group established to compare shareholder returns. Thus, the compensation packages which may be considered during the Company's compensation review process are not the same group as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this proxy statement.

    The base salary received by Mr. Timothy P. Horne in fiscal 1997 was $656,666, an increase of 2.6% from $640,000 in the prior fiscal year. Under the terms of the 1996 Employment Agreement with the Company, Mr. Horne's base salary was established in 1996 at $660,000, subject to a guaranteed annual adjustment equal to the increase in the Consumer Price Index for all Urban Consumers, with such other additional increase, if any, as the Committee deems appropriate in its discretion. The CPI increased by approximately 2.7% from June 1995 to June 1996, the twelve month period immediately prior to the Committee's adjustment in Mr. Horne's base salary for fiscal 1997. Mr. Horne's base salary for fiscal 1997 was determined by the Committee using the same criteria described above for all executives' base salaries, and as provided by the 1996 Employment Agreement.


Annual Bonus

    Under the Executive Incentive Bonus Plan, as amended, (the "Bonus Plan"), the Company's executive officers and other key employees are eligible for an annual cash bonus. Corporate performance objectives are established at or near the beginning of each fiscal year by the Chairman of the Board and Chief Execu-tive Officer, the President and the Chief Financial Officer in consultation with the Committee. Each selected participant is generally assigned three goals, consisting of a sales growth objective, an economic value added ("EVA") percentage and an inventory turns objective. Once the goals are established eligible executives are assigned a maximum potential bonus percentage of base salary as a target upon which the bonus is calculated. Each of the three goals described above carries a percentage weight of 331/3% of the maximum potential bonus percentage. The Committee believes that a significant portion of executive compensation should be tied to an annual bonus potential based closely on the performance of the Company. The Committee believes that the Bonus Plan accomplishes that objective.

    Under the Bonus Plan, Mr. Timothy P. Horne is eligible for an annual bonus in an amount to be determined by the Committee based upon the three goals discussed above. With respect to fiscal 1997, the restructuring efforts initiated by the Company in fiscal 1996 contributed significantly to the Company's success in achieving 100% or more of each of the goals established under the Bonus Plan. The Company had record sales and net income for fiscal 1997. The EVA objective and the inventory turnover objective were also exceeded for fiscal 1997. The complete achievement of these three objectives resulted in higher annual incentive bonuses for Mr. Horne and most of the executive officers. Mr. Horne was awarded a bonus of $211,200 for fiscal 1997.

Management Stock Purchase  Plan

    The Management Stock Purchase Plan (the "MSPP") was amended on August 5, 1997 by the Board of Directors to increase the purchase discount on restricted stock units ("RSUs") from 25% off of the fair market value of the Company's Class A Common Stock on the date of grant of such RSUs to 33%. This discount increase is intended to increase the incentive for the Company's executives to purchase and hold more of the Company's Stock thereby more closely aligning their interests with the interests of the stockholders. This amendment is effective for RSU awards made on or after July 1, 1998. Under the MSPP, participants may elect to receive restricted stock units ("RSUs") in lieu of all or a portion of their pre-tax annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs. Executive participants are required to make an election no later than December 31 of the fiscal year for which such annual incentive bonus amounts will be determined. Each RSU represents the right to receive one share of the Company's Class A Common Stock ("Stock") after a three year vesting period and a participant may elect to defer receipt of Stock for an additional period of time after the vesting period. The MSPP permits a participant to defer income and the taxes due thereon until the RSUs are converted to Stock. As discussed, RSUs are granted at a discount of 33% from the fair market value of the Stock on the date of grant which is the date that annual incentive bonuses are paid or would otherwise be paid. This discount is comparable to that offered by other industrial companies. The Committee intends to decrease the number of stock options granted under the Company's stock option plans in future fiscal years in order to further motivate executives participation in the MSPP.

    Mr. Horne's fiscal 1997 election under the MSPP was to receive RSUs in lieu of $211,200, which was his targeted maximum bonus under the Bonus Plan. Mr. Horne received 11,097 RSUs which was the number determined by dividing $211,200 by $19.03125 (75% of the fair market value of the Stock on August 4, 1997).

Stock Options

    Under the Company's 1996 Plan and 1989 Plan, both of which were approved by the stockholders, stock options may be granted to the Company's executive officers. The Committee will continue to set guidelines for the size of stock option awards based on similar factors as used to determine base salaries and annual bonuses, including corporate performance and individual performance against objectives. Stock options are the principal vehicle for the payment of long-term compensation. This component of compensation is intended to motivate executives to improve stock market performance.

    Stock options are designed to align the interests of the executives with those of the stockholders over the long-term, as the full benefit of the compensation package will not be realized unless stock appreciation occurs over a number of years. Stock options under the 1996 Plan are typically granted annually and vest 20% per year over five years beginning with the first anniversary of the grant date. Under the 1996 Plan, the exercise price for incentive stock option grants equals the market price of the Class A Common Stock on the date of the grant with an exception for executives who own more than 10% of the combined voting power of the Company; for those employees the exercise price is equal to 110% of the market price on the date of the grant. Stock options under the 1989 Plan have an exercise price which may be no less than 50% of the market price on the date of the grant and generally vest 20% per year over five years beginning with the first anniversary of the grant date. The duration of options under either plan is generally 10 years, with the exception of incentive stock option grants under the 1996 Plan to owners of more than 10% of the combined voting power of the Company, in which case such grants terminate after 5 years. Nonqualified options will not be granted under the 1996 Plan until the earlier to occur of the expiration of the 1989 Plan in 1999 or the exhaustion of shares reserved for issuance under the 1989 Plan. Under the 1996 Plan, such nonqualified options have terms regarding duration, vesting and price identical to the terms of the 1989 Plan.

    Options are normally granted in August at the Committee's meeting in order to provide the Committee with an opportunity to review the fiscal year performance, both of business and individual goals.

   On August 5, 1996, Mr. Timothy P. Horne received options under the 1989 Plan to purchase 45,000 shares with an exercise price of $16.375, which represents 100% of the fair market value of the Class A Common Stock on the grant date. Mr. Horne received 40,000 options for the fiscal year ended June 30, 1995. Mr. Horne holds a significant equity interest in the Company.

Company Policy on Qualifying Compensation

    Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table which is not "performance-based" as defined in
Section 162(m). The Committee believes that, while there may be circumstances in which the Company's interests are best served by maintaining flexibility whether or not the compensation is fully deductible under Section 162(m), it is generally in the Company's best interest to comply with Section 162(m).

Conclusion

    Through the programs described above, a significant portion of the Company's executive compensation is linked to corporate performance and stock appreciation. The Committee believes that the Bonus Plan will more closely align executive compensation to corporate performance. In addition, the Committee believes that the MSPP, as amended, will encourage executives and management employees to acquire a greater equity stake in the Company and will motivate them to contribute to the future growth and success of the Company, thereby making stock appreciation a shared interest for both executives and management employees, and all stockholders.

                        Stock Option and Compensation Committee
                           Daniel J. Murphy, III (Chairman)
                           Noah T. Herndon
                           Wendy E. Lane

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock, based on the market price of the Class A Common Stock, with the cumulative return of companies on the Standard & Poor's 500 Stock Index and a peer group of companies engaged in the valve and pump industries, for a period of five fiscal years commencing June 30, 1992 and ended June 30, 1997. The performance indicator of peer group companies consists of Keystone International, Inc., Bw Ip, Inc., Zurn Industries, Inc., and Durco International, Inc. (formerly known as Duriron, Inc.). Goulds Pumps, Inc., which previously appeared in the Company's peer group of companies, was acquired by ITT Industries, Inc. on May 28, 1997, and therefore does not appear in the line graph below. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 at June 30, 1992 and that all dividends were reinvested.

[Bar Chart]

COMPARISON  OF FIVE YEAR  CUMULATIVE  TOTAL  RETURN Among Watts
Industries, Inc., The S&P 500 Index and a Peer Group

                                      Cumulative Total Return
                             6/30/92  6/30/936/30/94 6/30/956/30/966/30/97
Watts Industries, Inc..........100      77     97      106    80     104
Peer Group.....................100      105    80      89     96     136
S & P 500......................100      114    115     145    183    247

CERTAIN TRANSACTIONS

   George B.  Horne,  the  father of Timothy P.  Horne and  Frederic  B.  Horne,
receives  monthly   payments  of  $7,959  ($95,505   annually)  from  the  Watts
Industries, Inc. Retirement Plan for Salaried Employees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    During fiscal 1994, Frederic B. Horne, Corporate Vice President and a director of the Company, inadvertently failed to report on a timely basis one transaction (a gift of Class A Common Stock) in his report on Form 5 for fiscal 1994, which was timely filed, but did report the transaction in a Form 4 filed for the month of November 1996. During fiscal 1997, Neill E. Anderson, the President of one of the Company's subsidiaries, inadvertently failed to file with the Securities and Exchange Commission on a timely basis, one Form 4 for the month of October 1996 reporting one transaction, but did report the transaction in his year end report on Form 5, which was timely filed.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

    Although Delaware law does not require that the selection by the Directors of the Company's independent auditors be approved each year by the stockholders, the Directors believe it is appropriate to submit the selection of independent auditors to the stockholders for their approval and to abide by the result of the stockholders' vote. Upon the recommendation of the Audit Committee of the Board, the Directors have recommended that the stockholders ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal 1997. The Company engaged KPMG Peat Marwick LLP as its new and sole independent accountant to audit the Company's financial statements, including those of Watts Industries Europe B.V., effective April 4, 1997.

    Ernst & Young LLP, the Company's former principal independent accountant which audited the Company's financial statements for the two most recent fiscal years prior to fiscal 1997, and Deloitte & Touche, an independent accountant which audited the financial statements of Watts Industries Europe B.V., a significant subsidiary of the Company, for the two most recent fiscal years prior to fiscal 1997, and upon whom Ernst & Young LLP expressed reliance in its reports, were each dismissed as independent accountants of the Company effective April 4, 1997. Neither Ernst & Young LLP's reports on the Company's financial statements nor Deloitte & Touche's reports on Watts Industries Europe B.V.'s financial statements for either of the two fiscal years preceding fiscal 1997 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

    The decision to change accountants was made because the Company believes it will be more efficient to have one accounting firm rather than two accounting firms performing the audit in different parts of the world. The Company initiated the selection process by inviting proposals for audit and tax services from Ernst & Young LLP, Deloitte & Touche, and KPMG Peat Marwick LLP. Services previously provided to the Company by KPMG Peat Marwick LLP were limited to tax and information technology consulting services. The decision to change accountants was approved by the Company's Audit Committee and its Board of Directors.

    There were no disagreements between the Company and either of Ernst & Young LLP or Deloitte & Touche during the two most recent fiscal years prior to fiscal 1997 and subsequent interim periods preceding their dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of either Ernst & Young LLP or Deloitte & Touche, would have caused either of them to make a reference to the subject matter of disagreements in connection with their reports. There were no "reportable events", as that term is defined in Regulation S-K, Item 304(a)(1)(v) promulgated by the Securities and Exchange Commission, involving either of Ernst & Young LLP or Deloitte & Touche that occurred within the Company's two most recent fiscal years prior to fiscal 1997 and subsequent interim periods preceding their dismissal.

    The Company did not consult with KPMG Peat Marwick LLP during the Company's two most recent fiscal years prior to fiscal 1997 and subsequent interim periods preceding the engagement regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or
(ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) promulgated by the Securities and Exchange Commission) or a "reportable event".

    The Company expects that a representative of KPMG Peat Marwick LLP will be present at the annual meeting and will be given the opportunity to make a statement if he or she wishes to do so. This representative is also expected to be available to respond to questions from stockholders.

    Holders of voting rights sufficient to ratify the selection of KPMG Peat Marwick LLP as independent auditors have indicated an intention to vote in favor of this proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                                  OTHER MATTERS

    The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matters.

                              STOCKHOLDER PROPOSALS

    In order for any stockholder proposal to be included in the proxy statement for the Company's 1998 Annual Meeting of Stockholders, such proposal must be received at the principal executive offices of the

Company, 815 Chestnut Street, North Andover, MA 01845, not later than May 19, 1998 and must satisfy certain rules of the Securities and Exchange Commission.

    Nominations and proposals of stockholders may also be submitted to the Company for consideration at the 1998 Annual Meeting if certain conditions set forth in the Company's bylaws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the 1997 Annual Meeting. If the date of the 1998 Annual Meeting is subsequently moved to a date more than seven days (in the case of Director nominations) or ten days (in the case of other stockholder proposals) prior to the anniversary date of the 1997 Annual Meeting, the Company will publicly disclose such change, and nominations or other proposals to be considered at the 1998 Annual Meeting must be received by the Company not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 1998 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by the Company's bylaws to the Secretary of the Company at the address set forth above.

                             WATTS INDUSTRIES, INC.

                  815 CHESTNUT STREET, NORTH ANDOVER, MA 01845
                         PROXY FOR CLASS A COMMON STOCK

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class A Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, October 21, 1997 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

      The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1997 Annual Report to Stockholders.

      Please mark
      votes as in
      this example.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO ITEMS 1 AND 2 BELOW, THE UNDERSIGNED'S VOTES WILL BE CAST IN FAVOR OF SUCH MATTERS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      1. To elect seven Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
      NOMINEES:  Timothy P. Horne, David A. Bloss, Sr., Kenneth J. McAvoy,  Noah
      T. Herndon, Wendy E. Lane, Gordon W. Moran and Daniel J. Murphy, III.

                  FOR               WITHHELD

           ______________________
           For all nominees except as noted above

                                                FOR     AGAINST     ABSTAIN

      2.   To ratify the selection of KPMG
           Peat Marwick LLP  as the
           independent auditors of the Company
           for the current fiscal year.

           MARK HERE
           FOR ADDRESS
           CHANGE AND
           NOTE AT LEFT

      Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


      Signature:  ___________________________Date: ______________________

      Signature:  ___________________________Date: ______________________

                             WATTS INDUSTRIES, INC.

                  815 CHESTNUT STREET, NORTH ANDOVER, MA 01845
                         PROXY FOR CLASS B COMMON STOCK

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class B Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, October 21, 1997 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

      The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1997 Annual Report to Stockholders.

      Please mark
      votes as in
      this example.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO ITEMS 1 AND 2 BELOW, THE UNDERSIGNED'S VOTES WILL BE CAST IN FAVOR OF SUCH MATTERS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      1. To elect seven Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
      NOMINEES:  Timothy P. Horne, David A. Bloss, Sr., Kenneth J. McAvoy,  Noah
      T. Herndon, Wendy E. Lane, Gordon W. Moran and Daniel J. Murphy, III.

                  FOR               WITHHELD

           ______________________
           For all nominees except as noted above

                                                FOR     AGAINST     ABSTAIN

      2.   To ratify the selection of KPMG
           Peat Marwick  LLP as the
           independent auditors of the Company
           for the current fiscal year.


           MARK HERE
           FOR ADDRESS
           CHANGE AND
           NOTE AT LEFT

      Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


      Signature:  __________________________Date: _______________________

      Signature:  __________________________Date: _______________________